                                  EXHIBIT 99.1


                          [BANK OF NEW YORK LETTERHEAD]

                                BANK OF NEW YORK

                              Officer's Certificate

                              ---------------------

                                February 21, 2006



MERRILL LYNCH DEPOSITOR, INC.
North Tower, 7th Floor
4 World Financial Center
New York, New York 10080

              PREFERREDPLUS, PPLUS TRUST AND INDEXPLUS CERTIFICATE

The undersigned, Thomas J. Bogert, the Vice President-Manager of The Bank of New York, a New York corporation (the "Trustee"), hereby certifies in such capacity that, based on his knowledge, the Trustee has complied, in all material respects, with all conditions and covenants applicable to the Trustee under the Standard Terms for Trust Agreements dated February 20, 1998 between Merrill Lynch Depositor, Inc. as depositor (the "Depositor") and the Trustee, as successor to United States Trust Company of New York, as trustee and securities intermediary (the "Securities Intermediary"), in each case as amended by a series supplement between the Depositor, the Trustee and the Securities Intermediary for each series of trust certificates listed in the attached schedule.


                                                        Very truly yours,

                                                        BANK OF NEW YORK


                                                        By: /s/ Thomas J. Bogert
                                                        --------------------
                                                        Name: Thomas J. Bogert
                                                        Title: Vice President

                                    SCHEDULE


Public STEERS(R) Series 1998 HLT-1 Trust
Public STEERS(R) Series 1998 TRV-C1 Trust
Public STEERS(R) Series 1999 REN-C1 Trust
PreferredPLUS Trust Series CCR-1
PreferredPLUS Trust Series BLS-1
PreferredPLUS Trust Series ATT-1
PreferredPLUS Trust Series NAI-1
PreferredPLUS Trust Series FRD-1
PreferredPLUS Trust Series BLC-1
PreferredPLUS Trust Series LMG-1
PreferredPLUS Trust Series CZN-1
PreferredPLUS Trust Series QWS-1
PreferredPLUS Trust Series CTR-1
PreferredPLUS Trust Series LMG-2
PreferredPLUS Trust Series QWS-2
PreferredPLUS Trust Series ALL-1
PreferredPLUS Trust Series BLC-2
PreferredPLUS Trust Series ELP-1
PreferredPLUS Trust Series MSD-1
PreferredPLUS Trust Series VER-1
PreferredPLUS Trust Series UPC-1
PreferredPLUS Trust Series FAR-1
PreferredPLUS Trust Series GEC-1
PreferredPLUS Trust Series GRC-1
PPLUS Trust Series PMC-1
PPLUS Trust Series VAL-1
PPLUS Trust Series GSG-1
PPLUS Trust Series FMC-1
PPLUS Trust Series GSG-2
PPLUS Trust Series DCC-1
PPLUS Trust Series CSF-1
PPLUS Trust Series SPR-1
PPLUS Trust Series TWC-1
PPLUS Trust Series CMT-1
PPLUS Trust Series GSC-1
PPLUS Trust Series DCNA-1
PPLUS Trust Series GSC-2
PPLUS Trust Series JPM-1
PPLUS Trust Series LMG-3
INDEXPLUS Trust 2003-1


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